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                                                                     Exhibit 5.1


                      [LETTERHEAD OF PALMER & DODGE LLP]


                                 May 17, 2000


Dataware Technologies, Inc.
One Canal Park
Cambridge, Massachusetts 02141

     Re: $25,000,000 Aggregate Offering Price of Securities of Dataware Technologies, Inc.

Ladies and Gentlemen:

     We are furnishing this opinion in connection with the registration statement on Form S-3 (the "Registration Statement") of Dataware Technologies, Inc. (the "Company"), a Delaware corporation, filed on May 17, 2000 with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     We have reviewed the Registration Statement, including the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $25,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"), (ii) shares of Preferred Stock, $.01 par value (the "Preferred Stock"), (iii) shares of Common Stock, $.01 par value (the "Common Stock"), and/or (iv) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (collectively, the "Warrants"). The Debt Securities, Preferred Stock, Common Stock, and Warrants are collectively referred to herein as the "Securities." The Registration Statement provides that the Debt Securities may be convertible into shares of Common Stock or Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock.

     The Debt Securities would be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture"), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee"). The Warrants would be issued under one or more warrant agreements (each, a "Warrant Agreement") by and among the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. We have made such examination as we consider necessary to render this opinion.
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Dataware Technologies, Inc.
May 17, 2000
Page 2

     The opinions rendered herein are limited to the laws of the State of Delaware and the federal laws of the United States.

     Based upon the foregoing, we are of the opinion that:

     1. When (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of a particular Debt Security and (ii) the Company and the Trustee duly execute and deliver an Indenture that establishes the specific terms of such Debt Security, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     2. The Company has the authority pursuant to its Restated Certificate of Incorporation as amended, (the "Certificate"), to issue up to 8,000,000 shares of Preferred Stock of which (a) 300,000 shares have been designated "Series A Junior Participating Preferred Stock," none of which are issued and outstanding, and (b) 3,000 shares have been designated and issued as "Series B Convertible Preferred Stock," all of which have been subsequently converted and cancelled. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law, including the filing of a Certificate of Designation (a "Certificate of Designation") relating to such series and any Common Stock into which such series may be convertible (if applicable), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     3. The Company has the authority pursuant to its Certificate to issue up to 30,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the
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Dataware Technologies, Inc.
May 17, 2000
Page 3

Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     4. When (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of particular Warrants and the Securities underlying such Warrants, (ii) to the extent necessary, the Securities underlying such Warrants have been duly established in accordance with the terms of the Certificate and applicable law, including the filing of a Certificate of Designation relating to such Securities, (iii) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement which establishes the specific terms of such Warrants, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (iv) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth in paragraphs 1 and 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability in certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     We assume for purposes of this opinion that (i) the Company is and will remain duly organized, validly existing and in good standing under applicable state law, (ii) that the consideration per share of Common Stock or Preferred Stock will not be less than $.01, and (iii) the number of shares of Preferred Stock or Common Stock issued or issuable on exercise of the
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Dataware Technologies, Inc.
May 17, 2000
Page 4

Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Preferred Stock or Common Stock authorized by the Certificate on the date hereof, as amended by the Certificate of Designation filed prior to the date hereof, and by any Certificate of Designation or Amendment to the Certificate hereafter filed by the Company with respect to Preferred Stock or Common Stock prior to the issuance of such shares.

     To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company has the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

     To the extent that the obligations of the Company under each Warrant Agreement may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                              Very truly yours,

                              /s/ Palmer & Dodge LLP